Exhibit 10.2

AMENDMENT TO AMENDED AND RESTATED WARRANT AGREEMENT

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

and

COMPUTERSHARE, INC. and COMPUTERSHARE TRUST COMPANY N.A.

July 21, 2017

Computershare

250 Royall Street

Canton, MA 02021

RE:	Amendment to Amended and Restated Warrant Agreement dated November 3, 2016 (the “Warrant Agreement”) among Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company N.A., a federally chartered trust company, collectively as warrant agent (collectively, “Warrant Agent”).

Ladies and Gentlemen:

Reference is made to the Warrant Agreement as attached hereto as Exhibit A. Capitalized terms used but not defined in this letter amendment (this “Amendment”) shall have the meanings ascribed to them in the Warrant Agreement. The Company is offering for sale (the “Offering”) units (the “Units”) comprised of one share of Series B Redeemable Preferred Stock (the “Series B Stock”) and one warrant to purchase 20 shares of the Company’s Class A Common Stock (the “Warrants”). Pursuant to the Warrant Agreement, the Company appointed the Warrant Agent as warrant agent for the Warrants and the Warrant Agent accepted such appointment.

The Company has determined it to be in its best interests to increase the size of the Offering from 150,000 Units to 225,000 Units. In connection therewith, the parties desire to amend the Warrant Agreement as set forth in this letter amendment (this “Amendment”).

Accordingly, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Company and Warrant Agent agree as follows:

1.       The first recital of the Warrant Agreement is hereby deleted in its entirety, and is replaced with the following recital:

“WHEREAS, the Company has proposed to issue up to 225,000 units (the “Units”) in connection with the Company’s public offering (the “Series B Offering”), with each unit comprised of (i) one share of Series B Redeemable Preferred Stock (the “Series B Preferred Stock”), and (ii) one warrant (each, a “Warrant,” and collectively, the “Warrants”) to purchase 20 shares of Class A common stock of the Company, par value $0.01 (the “Common Stock”). The Units will not be certificated. The shares of Series B Preferred Stock and the Warrants are immediately detachable and will be issued separately;”

As a further consideration for the Warrant Agent’s entrance into this Amendment, the Company hereby represents and warrants to the Warrant Agent that, as of the date of this Amendment: (i) there are 225,000 shares of the Company’s capital stock classified as Series B Stock, of which 99,666 are issued and outstanding; (ii) there are 4,500,000 shares of the Company’s Common Stock reserved for issuance upon exercise of the Warrants; and (iii) there are 99,666 Warrants outstanding for the purchase of 1,993,320 shares of Common Stock.

Except as set forth in this Amendment, the Warrant Agreement shall remain unmodified and in full force and effect, and is hereby ratified, approved and affirmed by the Company and the Warrant Agent.

[Remainder of page intentionally left blank. Signature page follows.]

Very truly yours,

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

a Maryland corporation

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Its:	Chief Operating Officer and General Counsel

Computershare Trust Company, N.A. and Computershare Inc.,

On behalf of both entities

By:	/s/ Dan DeWeever
Name:	Dan DeWeever
Its:	Product Director

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